                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported)
                                  May 6, 1999
                                 (May 4, 1999)

                       Clear Channel Communications, Inc.
             (Exact name of registrant as specified in its charter)

                                      Texas
                            (State of Incorporation)

        1-9645                                          74-1787536
(Commission File Number)                   (I.R.S. Employer Identification No.)

                          200 Concord Plaza, Suite 600
                            San Antonio, Texas 78216
                                 (210) 822-2828
          (Address and telephone number of principal executive offices)

                       Clear Channel Communications, Inc.
                                    Form 8-K


Item 2            ACQUISITION OF ASSETS

On May 4, 1999, the Clear Channel Communications, Inc., a Texas corporation (the "Company"), closed its merger with Jacor Communications, Inc. ("Jacor"). Pursuant to the terms of the agreement, each share of Jacor common stock was exchanged for 1.1573151 shares of the Company's common stock or approximately
60.9 million shares. In addition, the Company assumed approximately $1.4 billion of Jacor's long-term debt, as well as Jacor's Liquid Yield Option Notes with an accreted value of approximately $309.4 million. Jacor options and stock appreciation rights outstanding at the time of the merger are now exercisable for approximately 3.4 million shares of the Company's common stock. In addition, Jacor common stock purchase warrants and Liquid Yield Option Notes are exercisable or convertible into approximately 12.6 million shares of our common stock. The Company refinanced $850 million of Jacor's long term debt at the closing of the merger using the Company's credit facility. This acquisition is being accounted for as a purchase with resulting goodwill of approximately $5.6 billion being amortized over 25 years on a straight-line basis. This purchase price allocation is preliminary and the results of operations of Jacor will be included in the Company's financial statements beginning May 1, 1999.

Item 7            FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of business acquired.



                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)
                                   (UNAUDITED)


                                                      March 31,     December 31,
                                                        1999           1998
                                                     ----------     -----------
                                     ASSETS
Current assets:
  Cash and cash equivalents                          $   14,726     $   20,051
  Accounts receivable, less allowance for
    doubtful accounts of $8,407 in 1999
    and $8,303 in 1998                                  173,538        201,466
  Prepaid expenses and other                             39,719         32,796
                                                     ----------     ----------
Total current assets                                    227,983        254,313
Property and equipment, net                             293,753        281,049
Intangible assets, net                                2,818,653      2,749,348
Other assets                                            120,725        135,998
                                                     ----------     ----------

            Total assets                             $3,461,114     $3,420,708
                                                     ==========     ==========

                                   LIABILITIES
Current liabilities:
  Current portion long-term debt                     $   35,000     $   35,000
  Accounts payable, accrued expenses
    and other current liabilities                       153,466        128,400
                                                     ----------     ----------
            Total current liabilities                   188,466        163,400
Long-term debt                                        1,279,584      1,289,574
Liquid Yield Option Notes                               308,169        306,202
Deferred tax liability                                  345,478        345,478
Other liabilities                                       114,880        112,988

Commitments and contingencies

                              SHAREHOLDERS' EQUITY

Preferred stock, authorized and unissued
   4,000,000 shares                                        --             --
Common stock, no par value, $0.01 per share
   stated value; authorized 100,000,000
   shares, issued and outstanding shares:
   51,340,273 in 1999 and 51,184,217 in 1998                513            512
Additional paid-in capital                            1,129,326      1,124,057
Common stock warrants                                    30,599         30,819
Accumulated other comprehensive income                     --           25,428
Retained earnings                                        64,099         22,250
                                                     ----------     ----------
     Total shareholders' equity                       1,224,537      1,203,066
                                                     ----------     ----------
            Total liabilities and
              shareholders' equity                   $3,461,114     $3,420,708
                                                     ==========     ==========


                     The accompanying notes are an integral
            part of the condensed consolidated financial statements.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
               for the three months ended March 31, 1999 and 1998
                      (in thousands, except per share data)
                                   (UNAUDITED)


                                                        1999           1998
                                                     ----------     ----------
Broadcast revenue                                    $  219,714     $  159,192
 Less agency commissions                                 25,051         17,164
                                                     ----------     ----------
       Net revenue                                      194,663        142,028
Broadcast operating expenses                            139,756        107,353
Depreciation and amortization                            35,023         27,450
Corporate general and
  administrative expenses                                 5,629          3,644
                                                     ----------     ----------
       Operating income                                  14,255          3,581
Interest expense                                        (29,909)       (23,958)
Gain on sale of assets                                   83,476           --
Other (expense) income, net                                (173)         2,479
                                                     ----------     ----------
       Income (loss) before income taxes                 67,649        (17,898)

Income tax (expense) benefit                            (25,800)        11,000
                                                     ----------     ----------
       Net income (loss)                                 41,849         (6,898)
                                                     ----------     ----------
Other comprehensive income (loss) before tax:
    Reclassification adjustment for
       gains included in net income,
       net of taxes                                     (25,428)          --
                                                     ----------     ----------
    Comprehensive income (loss)                      $   16,421     $   (6,898)
                                                     ==========     ==========
    Basic net income (loss)
       per common share                              $      .82     $     (.14)
                                                     ==========     ==========
    Diluted net income (loss)
       per common share                              $      .70     $     (.14)
                                                     ==========     ==========
    Number of common shares used
       in Basic calculation                              51,303         48,419
                                                     ==========     ==========
    Number of common shares used
       in Diluted calculation                            62,261         48,419
                                                     ==========     ==========


                   The accompanying notes are an integral part
               of the condensed consolidated financial statements.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               for the three months ended March 31, 1999 and 1998
                                 (in thousands)
                                   (UNAUDITED)


                                                                  1999          1998
                                                                  ----          ----
         Cash flows from operating activities:
           Net cash provided by operating activities           $   46,022    $   19,391
                                                               ----------    ----------
         Cash flows from investing activities:
           Capital expenditures                                    (7,713)       (4,795)
           Cash paid for acquisitions                            (114,628)      (34,485)
           Deposits on broadcast stations                          (7,656)      (23,783)
           Proceeds from sale of investments                       85,502          --
                                                               ----------    ----------
           Net cash used by investing activities                  (44,495)      (63,063)
                                                               ----------    ----------
         Cash flows from financing activities:
           Issuance of long-term debt                             105,000       149,539
           Common stock proceeds, net of issuance costs             3,148       244,939
           Issuance of Liquid Yield Option Notes                     --         166,950
           Repayment of long-term debt                           (115,000)     (197,500)
           Payment of finance costs                                  --          (7,403)
           Other                                                     --           1,862
                                                               ----------    ----------
           Net cash (used) provided by financing
             activities                                            (6,852)      358,387
                                                               ----------    ----------
         Net (decrease) increase in cash and
           cash equivalents                                        (5,325)      314,715
         Cash and cash equivalents at
           beginning of period                                     20,051        28,724
                                                               ----------    ----------
         Cash and cash equivalents at end of period            $   14,726    $  343,439
                                                               ==========    ==========
         Supplemental schedule of non-cash investing
           and financing activities:
         Fair value of assets exchanged, net of cash                 --      $   70,000
         Liabilities assumed in acquisitions                         --           2,687


                   The accompanying notes are an integral part
              of the condensed consolidated financial statements.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.       FINANCIAL STATEMENTS

         The December 31, 1998 condensed consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Although certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, the Company believes that the disclosures are adequate to make the information presented not misleading and reflect all adjustments (consisting only of normal recurring adjustments) which are necessary for a fair presentation of results of operations for such periods. Results for interim periods may not be indicative of results for the full year. It is suggested that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements for the year ended December 31, 1998 and the notes thereto.

2.       CLEAR CHANNEL MERGER

         On October 8, 1998 the Company entered into a definitive merger agreement with Clear Channel Communications, Inc. ("Clear Channel") for a tax-free, stock for stock transaction (the "Merger" or the "Clear Channel Merger"). The Company and Clear Channel expect to consummate the Merger at the close of business May 4, 1999 or shortly thereafter. Pursuant to terms of the agreement, each share of Jacor common stock will be exchanged for 1.1573151 shares of Clear Channel common stock assuming a close on May 4, 1999.

         Upon consummation of the Merger, a change in control event will have occurred with respect to covenants in the Company's credit facility, liquid yield option notes and each outstanding issue of the senior subordinated notes. Such change in control would give the credit facility lenders the right to require repayment of amounts borrowed under the facility, and require the Company to offer repayment of the senior subordinated notes at 101% of the principal amount and the liquid yield option notes at their issue price plus accrued original issue discount at such date.

         As a result of the Merger, all options and stock appreciation rights for Jacor common stock not vested at the effective time of the Merger become fully vested and exercisable one day before the effective time of the Merger. Clear Channel will assume all of these options and stock appreciation rights on the same terms and conditions as were applicable prior to the effective time of the Merger. The holders may exercise such options and stock appreciation rights for or with respect to shares of Clear Channel common stock at an exercise price adjusted to reflect the exchange ratio of the Merger.

         In August 1998, the Company entered into an advisory agreement with Equity Group Investments, Inc. ("EGI"), an affiliate of the Company's largest stockholder, the Zell/Chilmark Fund L.P., whereby the Company agreed to pay EGI a fee equal to .75% of the equity value of the Company, as defined in the advisory agreement, on any change in control event.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


3.       ACQUISITIONS AND DISPOSITIONS

         COMPLETED RADIO STATION ACQUISITIONS

         January Transactions

         The Company acquired KEZY-FM and KORG-AM in Anaheim, California from ML Media Partners for $30.1 million in cash, of which $3.0 million was placed in escrow in 1998.

         The Company acquired KBKB-AM and KBKB-FM in Ft. Madison, Iowa from Talley Broadcasting for approximately $0.9 million in cash.

         The Company acquired KBET-AM in Los Angeles, California from Saddleback Broadcasting for $3.0 million in cash, of which $0.3 million was placed in escrow in 1998.

         The Company acquired the stock of WTTF, Inc., owner of WTTF-AM and WTTF-FM in Tiffin, Ohio for $2.4 million in cash, of which approximately $0.1 million was placed in escrow in 1998.

         The Company acquired KZSF-FM in San Francisco, California from KZSF Broadcasting for $16.5 million in cash, of which $0.8 million was placed in escrow in 1998.


         February Transactions

         The Company acquired KFYR-AM and KYYY-FM in Bismarck, North Dakota from Meyers Broadcasting for $4.8 million in cash, of which approximately $0.5 million was placed in escrow in 1998.

         The Company acquired WIKX-FM, WCCF-AM, and WCVU-FM in Punta Gorda, Florida from Intermart Broadcasting for approximately $7.8 million in cash, of which $0.4 million was placed in escrow in 1998.

         The Company acquired KVKI-FM, KRUF-FM, KITT-FM, KEEL-AM and KWKH-AM in Shreveport, Louisiana from Progressive Broadcasting for $24.0 million in cash, of which $2.3 million was placed in escrow in 1998.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


3.       ACQUISITIONS AND DISPOSITIONS, Continued

         March Transactions

         The Company acquired WDFM-FM and low-powered television station WDFM in Defiance, Ohio from Lankenau Media Network for $4.0 million in cash.

         The Company acquired WKST-AM and WKST-FM in New Castle, Pennsylvania from Great Scott Broadcasting for $2.5 million in cash.

         The Company acquired WKBN-AM and WKBN-FM in Youngstown, Ohio from WKBN Broadcasting for $11.0 million in cash, of which approximately $2.6 million was placed in escrow in 1997.

         The Company acquired KLLP-FM (formerly KRSS-FM) in Pocatello, Idaho from CSN International for approximately $0.8 million in cash, of which approximately $0.1 million was placed in escrow in 1998.

         The Company acquired KCKC-AM in San Bernadino, California from All Pro Broadcasting for $3.0 million in cash, of which approximately $0.2 million was placed in escrow in 1998.

         The Company acquired WBEX-AM in Chillicothe, Ohio from Secret Communications for $0.1 million in cash.

         Pro Forma Results of Operations

         The Company's 1999 completed acquisitions both individually and in the aggregate are immaterial to the Company's results of operations. Assuming the Company's significant acquisitions in 1998 were completed as of January 1, 1998, unaudited pro forma consolidated results of operations would have been as follows (in thousands except per share amounts):

                                                      Pro forma (Unaudited)
                                                       Three Months Ended
                                                            March 31,
                                                               1998
                                                      ---------------------
         Net revenue                                        $ 162,453
         Loss before extraordinary items                    $  (7,375)
         Diluted loss per common share
           before extraordinary items                       $   (0.14)

         These unaudited pro forma amounts do not purport to be indicative of the results that might have occurred if the foregoing transactions had been consummated on the indicated dates.

         RADIO STATION ACQUISITIONS AND DISPOSITIONS COMPLETED SUBSEQUENT TO MARCH 31, 1999

         The Company completed the acquisitions of four radio stations in two new broadcast areas and one existing broadcast area for $4.4 million in cash, of which approximately $0.2 million was placed in escrow in 1998.

         The Company completed the disposition of one radio station for $5.0 million in cash.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


3.       ACQUISITIONS AND DISPOSITIONS, Continued

         PENDING RADIO STATION ACQUISITIONS AND DISPOSITIONS

         The Company has entered into agreements to purchase the FCC licenses and substantially all of the broadcast assets of 15 radio stations in six of the Company's existing broadcast areas and three new broadcast areas for approximately $166.6 million in cash, of which approximately $9.4 million has been placed in escrow. The Company has also entered into agreements to exchange the FCC licenses and substantially all of the broadcast assets of six radio stations in two broadcast areas, valued at approximately $103.0 million.


4.       SUBSIDIARY GUARANTORS

         The Company's 10 1/8% Notes, 9 3/4% Notes, 8 3/4% Notes, and 8% Notes (the "Notes") are obligations of JCC, and are jointly and severally, fully and unconditionally guaranteed on a senior subordinated basis by Jacor and by all of the Company's subsidiaries (the "Subsidiary Guarantors"). JCC is a wholly-owned subsidiary of Jacor and the Subsidiary Guarantors are wholly-owned subsidiaries of JCC. Separate financial statements of JCC and each of the Subsidiary Guarantors are not presented because Jacor believes that such information would not be material to investors. The direct and indirect non-guarantor subsidiaries of Jacor are inconsequential, both individually and in the aggregate. Additionally, there are no current restrictions on the ability of the Subsidiary Guarantors to make distributions to JCC, except to the extent provided by law generally. JCC's credit facility and the terms of the indentures governing the Notes do restrict the ability of JCC and of the Subsidiary Guarantors to make distributions to the Registrant.

         Summarized financial information with respect to Jacor, JCC and with respect to the Subsidiary Guarantors on a combined basis as of March 31, 1999 and for the three months ended March 31, 1999 and 1998 is as follows:

                                  Jacor                               JCC
                         -------------------------         ---------------------------
                           March 31,    March 31,            March 31,      March 31,
                             1999         1998                 1999           1998
                             ----         ----                 ----            ----
Operating Statement
Data (in thousands):
Net revenue                     --           --                   --              --
Equity in earnings
  of subsidiaries        $   (5,951)    $ (5,484)          $   (5,696)       $ (6,463)
Operating loss              (12,127)      (9,398)              (5,696)         (6,463)
Income (loss) before
  extraordinary items        41,849       (6,898)              (5,951)         (5,484)
Net income (loss)            41,849       (6,898)              (5,951)         (5,484)

Balance Sheet Data
(in thousands):
Current assets           $    4,011                        $   21,243
Non-current assets        1,670,913                         2,969,982
Current liabilities          43,071                            19,980
Non-current
  liabilities               407,317                         2,304,017
Shareholders' equity      1,224,536                           667,228

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


4.       SUBSIDIARY GUARANTORS, Continued

                                  Jacor                               JCC
                         -------------------------         ---------------------------
                           March 31,    March 31,            March 31,      March 31,
                             1999         1998                 1999           1998
                             ----         ----                 ----            ----
Statement of Cash
Flow Data (in thousands):

Operating activities       $ (5,900)    $  (3,644)          $     330      $    2,670
Investing activities         84,653        (1,274)           (122,284)        (58,268)
Financing activities        (78,753)      167,076             116,629         200,057
Net change in cash and
  cash equivalents              --        162,158              (5,325)        144,459
Cash and cash equivalents
  at beginning of period        --           (613)             20,051          29,337
Cash and cash equivalents
  at end of period              --        161,545              14,726         173,796

                                       Combined
                                 Subsidiary Guarantors
                               -------------------------
                                March 31,     March 31,
                                  1999          1998
                                  ----          ----
Operating Statement
Data (in thousands):

Net revenue                    $  194,663    $  142,664
Equity in earnings
  of subsidiaries                     --            --
Operating income                   20,431         7,495
Loss before
  extraordinary items              (5,696)       (6,463)
Net loss                           (5,696)       (6,463)

Balance Sheet Data
(in thousands):

Current assets                 $  202,729
Non-current assets              3,258,385
Current liabilities                90,416
Non-current
  liabilities                   2,146,162
Shareholders' equity            1,224,536


Statement of Cash Flow
Data (in thousands):

Operating activities           $   51,592    $   20,365
Investing activities               (6,864)       (3,521)
Financing activities              (44,728)       (8,746)
Net change in cash and
  cash equivalents                    --          8,098
Cash and cash equivalents
  at beginning of period              --            --
Cash and cash equivalents
  at end of period                    --          8,098

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


5.       EARNINGS PER SHARE

         The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share ("EPS") computations for income before extraordinary items for the three months ended March 31, 1999 and 1998 (in thousands except per share amounts):

                                                  Three Months Ended
                                                  ------------------
                                                   1999        1998

         Net income (loss) for basic EPS         $41,849    $ (6,898)
         LYONs interest expense, net of tax        1,906         --
                                                 -------    --------
         Net income (loss) for diluted EPS       $43,755    $ (6,898)
                                                 =======    ========
         Weighted average
           shares - basic                         51,303      48,419

         Effect of dilutive securities:
           Stock options                           1,661         --
           Warrants                                2,817         --
           LYONs                                   6,097         --
           Other                                     383         --
                                                 -------    --------
         Weighted average
           shares - diluted                       62,261      48,419
                                                 =======    ========
         Net income (loss) per common share:
           Basic                                 $  0.82     $ (0.14)
           Diluted                               $  0.70     $ (0.14)

         The Company's 1996 Liquid Yield Option Notes and 1998 Liquid Yield Option Notes (collectively, the "LYONs") can be converted into approximately 6.1 million shares of common stock at the option of the holder. Assuming conversion of the LYONs for the three months ended March 31, 1998 would result in a decrease in the diluted net loss per share amount, therefore the LYONs are not included in the computation of diluted EPS.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


6.       SEGMENT INFORMATION

         The Company operates in a single reportable segment, radio, which derives its revenue from the sale of commercial broadcast inventory. The radio segment includes all of the Company's radio stations owned or operated and Premiere, a radio syndication business. The Company also aggregates into the category "other", one television station and several broadcast related businesses that provide market research, traffic reporting and satellite connectivity. Intersegment sales consist primarily of license fees for syndicated programming and broadcast services provided to the Company's radio stations. Intersegment revenues are recorded at market value.

         No single customer provides more than 10% of the Company's revenues, and the Company derives less than 10% of its revenues from markets outside of the U.S.

         "Broadcast cash flow" means operating income before depreciation and amortization and corporate general and administrative expenses. The Company's management believes that broadcast cash flow is helpful in understanding cash flow generated from its broadcasting in comparing operating performance of the Company's broadcast entities to other broadcast companies. Broadcast cash flow is also a key factor in the Company's assessment of performance. Broadcast cash flow should not be considered an alternative to net income or operating income as an indicator of the Company's overall performance.

         Financial information for the Company's business segment is as follows (in thousands):

QUARTER ENDED MARCH 31, 1999    RADIO       OTHER    CORPORATE  ELIMINATIONS  CONSOLIDATED
                                -----       -----    ---------  ------------  ------------
Net broadcast revenue         $ 182,801   $ 14,290        --     $  (2,428)    $ 194,663
Broadcast operating expenses    129,731     12,648   $   (250)      (2,373)      139,756
Broadcast cash flow              53,070      1,642        250          (55)       54,907
Corporate expenses                  --         --       5,629          --          5,629
Depreciation                      6,346        915        183          --          7,444
Amortization                     26,076      1,164        342           (3)       27,579
Operating income (loss)          20,648       (437)    (5,904)         (52)       14,255

Capital expenditures              6,624        240        849          --          7,713
Radio station and other
  acquisitions                  122,284        --         --           --        122,284
Total assets                  3,050,576    257,504    177,485      (24,451)    3,461,114

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


6.       SEGMENT INFORMATION, Continued


QUARTER ENDED MARCH 31, 1998    RADIO       OTHER   CORPORATE   ELIMINATIONS  CONSOLIDATED
                                -----       -----   ---------   ------------  ------------
Net broadcast revenue         $ 127,746   $ 15,335        --      $ (1,053)    $ 142,028
Broadcast operating expenses     96,417     11,989        --        (1,053)      107,353
Broadcast cash flow              31,329      3,346        --           --         34,675
Corporate expenses                  --         --    $  3,644          --          3,644
Depreciation                      4,610        838        288          --          5,736
Amortization                     20,394        991        329          --         21,714
Operating income (loss)           6,325      1,517     (4,261)         --          3,581

Capital expenditures              2,582        939      1,274          --          4,795
Radio station and other
  acquisitions                   58,268        --         --           --         58,268
Total assets                  2,301,709    198,826    467,858       (3,354)    2,965,039

(b)  Pro forma financial information.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements give effect to the merger. For accounting purposes Clear Channel has accounted for the merger as a purchase of Jacor; accordingly the net assets of Jacor have been adjusted to their estimated fair values based upon a preliminary purchase price allocation.

     The unaudited pro forma combined condensed statements of operations for the year ended December 31, 1998 and for the three months ended March 31, 1999 give effect to the merger as if it had occurred on January 1, 1998 and 1999, respectively. The unaudited pro forma combined condensed balance sheet at March 31, 1999 gives effect to the merger as if it occurred on March 31, 1999.

     The unaudited pro forma combined condensed statement of operations for the year ended December 31, 1998 was prepared based upon the historical statement of operations of Clear Channel, adjusted to reflect the merger with Universal Outdoor Holding, Inc. ("Universal"), and the acquisition of More Group, Plc ("More"), as if such merger and acquisition had occurred on January 1, 1998 ("1998 Clear Channel Pro Forma"), and based upon the historical statement of operations of Jacor adjusted to reflect the acquisition of the assets of 17 radio stations from Nationwide Communications ("Nationwide") as if such acquisition had occurred on January 1, 1998 ("1998 Jacor Pro Forma"). The unaudited pro forma combined condensed statement of operations for the three months ended March 31, 1999 was prepared based upon the historical statement of operations of Clear Channel and the historical statement of operations of Jacor. The unaudited pro forma combined condensed balance sheet was prepared based upon the historical balance sheet of Clear Channel and the historical balance sheet of Jacor. Certain amounts in Jacor's financial statements have been reclassified to conform to Clear Channel's presentation.

     The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements of Jacor and Clear Channel.

     The unaudited pro forma combined condensed financial statements are not necessarily indicative of the actual results of operations or financial position that would have occurred had the merger and the above described acquisitions and merger transactions of Clear Channel and Jacor occurred on the dates indicated nor are they necessarily indicative of future operating results or financial position.

                            CLEAR CHANNEL AND JACOR

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                           (IN THOUSANDS OF DOLLARS)
                                 MARCH 31, 1999

                                                                                                 CLEAR CHANNEL
                                                                                   PRO FORMA        AND JACOR
                                                 CLEAR CHANNEL       JACOR          MERGER         PRO FORMA
                                                  HISTORICAL      HISTORICAL      ADJUSTMENT        MERGER
                                                 -------------   ------------    ------------    ------------
ASSETS
Current assets:
  Cash and cash equivalents....................  $     30,290    $     14,726    $       --      $     45,016
  Accounts receivable, net.....................       279,994         173,538            --           453,532
  Other current assets.........................        93,705          39,719            --           133,424
                                                 ------------    ------------    ------------    ------------
        Total Current Assets...................       403,989         227,983            --           631,972

Property, plant & equipment, net...............     1,934,200         293,753            --         2,227,953

Intangible assets:
  Contract valuations..........................       386,813         400,674            --           787,487
  Licenses and goodwill........................     4,253,564       2,628,377       2,951,677       9,833,618
  Other intangible assets......................        94,361                            --            94,361
                                                 ------------    ------------    ------------    ------------
                                                    4,734,738       3,029,051       2,951,677      10,715,466
Less accumulated amortization..................      (369,351)       (210,398)        210,398        (369,351)
                                                 ------------    ------------    ------------    ------------
                                                    4,365,387       2,818,653       3,162,075      10,346,115

Other assets:
  Notes receivable.............................        56,612                            --            56,612
  Investments in and advances to,
    nonconsolidated affiliates.................       337,668                            --           337,668
  Other assets.................................       117,727         120,725            --           238,452
  Other investments............................       274,488                            --           274,488
                                                 ------------    ------------    ------------    ------------
        TOTAL ASSETS...........................  $  7,490,071    $  3,461,114    $  3,162,075    $ 14,113,260
                                                 ============    ============    ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable, accrued expenses and other
    current liabilities........................  $    237,462    $    153,466    $       --      $    390,928
  Current portion of long-term debt............        27,023          35,000            --            62,023
                                                 ------------    ------------    ------------    ------------
        Total Current Liabilities..............       264,485         188,466            --           452,951

Long-term debt.................................     2,260,694       1,279,584          50,000       3,590,278
Deferred income taxes..........................       364,247         345,478            --           709,725
Other long-term liabilities....................        72,141         114,880            --           187,021
Liquid yield options notes.....................          --           308,169         179,901         488,070
Minority interest..............................        22,637            --              --            22,637
Shareholders' equity:
  Preferred stock..............................          --              --              --              --
  Common stock.................................        26,618             513           5,428          32,559
  Additional paid-in capital...................     4,165,879       1,129,326       2,986,958       8,282,163
  Common stock warrants........................          --            30,599           3,887          34,486
  Retained earnings............................       210,926          64,099         (64,099)        210,926
  Other........................................       (22,727)           --              --           (22,727)
  Unrealized gain on investments...............       125,171            --              --           125,171
  Cost of shares held in treasury..............          --              --              --              --
                                                 ------------    ------------    ------------    ------------
        Total Shareholders' Equity.............     4,505,867       1,224,537       2,932,174       8,662,578
                                                 ------------    ------------    ------------    ------------

        TOTAL LIABILITIES AND SHAREHOLDERS'
          EQUITY...............................  $  7,490,071    $  3,461,114    $  3,162,075    $ 14,113,260
                                                 ============    ============    ============    ============

                            CLEAR CHANNEL AND JACOR

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                          YEAR ENDED DECEMBER 31, 1998

                                                                   CLEAR CHANNEL
                                            1998           1998      PRO FORMA       AND JACOR
                                       CLEAR CHANNEL      JACOR        MERGER        PRO FORMA
                                         PRO FORMA      PRO FORMA    ADJUSTMENT       MERGER
                                       -------------    ---------    ----------    -------------
Net revenue..........................   $ 1,550,906    $   813,280    $      --      $ 2,364,186
Operating expenses...................       908,918        539,294           --        1,448,212
Depreciation and amortization........       355,473        130,300        121,639        607,412
Corporate expenses...................        44,950         21,090           --           66,040
                                        -----------    -----------    -----------    -----------
Operating income (loss)..............       241,565        122,596       (121,639)       242,522
Interest expense.....................       174,992        121,797          2,930        299,719
Other income (expense) -- net........         3,211         19,802           --           23,013
                                        -----------    -----------    -----------    -----------
Income (loss) before income taxes....        69,784         20,601       (124,569)       (34,184)
Income tax (expense) benefit.........       (68,926)       (24,275)         1,172        (92,029)
                                        -----------    -----------    -----------    -----------
Income (loss) before equity in
  earnings of nonconsolidated
  affiliates.........................           858         (3,674)      (123,397)      (126,213)
Equity in earnings of
  nonconsolidated affiliates.........         8,091           --             --            8,091
                                        -----------    -----------    -----------    -----------
Net income (loss) before
  extraordinary items................   $     8,949    $    (3,674)   $  (123,397)   $  (118,122)
                                        ===========    ===========    ===========    ===========
Net income (loss) before
  extraordinary items per common
  share:
  Basic..............................   $      0.04                                  $     (0.39)
                                        ===========                                  ===========

  Diluted............................   $      0.04                                  $     (0.39)
                                        ===========                                  ===========

                            CLEAR CHANNEL AND JACOR

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                       THREE MONTHS ENDED MARCH 31, 1999

                                                                                   CLEAR CHANNEL
                                                                     PRO FORMA       AND JACOR
                                       CLEAR CHANNEL      JACOR        MERGER        PRO FORMA
                                         HISTORICAL     HISTORICAL   ADJUSTMENT       MERGER
                                       -------------    ----------   ----------    -------------
Net revenue..........................   $   376,787    $   194,663    $              $   571,450
Operating expenses...................       244,822        139,756                       384,578
Depreciation and amortization........       110,648         35,023         28,222        173,893
Corporate expenses...................        12,447          5,629                        18,076
                                        -----------    -----------    -----------    -----------
Operating income (loss)..............         8,870         14,255        (28,222)       (5,097)
Interest expense.....................        31,832         29,909            695         62,436
Other income (expense) -- net........        10,919         83,303                        94,222
                                        -----------    -----------    -----------    -----------
Income (loss) before income taxes....       (12,043)        67,649        (28,917)        26,689
Income tax (expense) benefit.........        (2,889)       (25,800)           278        (28,411)
                                        -----------    -----------    -----------    -----------
Income (loss) before equity in
  earnings of nonconsolidated
  affiliates.........................       (14,932)        41,849        (28,639)        (1,722)
Equity in earnings of
  nonconsolidated affiliates.........         2,196            --                          2,196
                                        -----------    -----------    -----------    -----------
Net income (loss) before
  extraordinary items................   $   (12,736)   $    41,849    $   (28,639)   $       474
                                        ===========    ===========    ===========    ===========
Net income (loss) before
  extraordinary items per common
  share:
  Basic..............................   $     (0.05)                                 $      0.00
                                        ===========                                  ===========

  Diluted............................   $     (0.05)                                 $      0.00
                                        ===========                                  ===========

                            CLEAR CHANNEL AND JACOR

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     Clear Channel and Jacor unaudited pro forma combined condensed financial statements reflect the merger, accounted for as a purchase, as follows:

Jacor common stock outstanding (in whole shares)............     51,333,942
Exchange ratio .............................................      1.1573151
                                                              -------------
Clear Channel's common stock to be issued in the merger (in
  whole shares).............................................     59,409,546
Estimated value per share...................................  X $     69.00
                                                              -------------
                                                                $ 4,099,259
Estimated value of common stock options.....................         22,966
Estimated transaction costs.................................         50,000
                                                              -------------
          Total estimated purchase price....................    $ 4,172,225
                                                              =============

     For purpose of these statements the total estimated purchase price was allocated as follows:

Total estimated purchase price..............................  $ 4,172,225
Plus -- estimated fair value of LYONs notes in excess of
  carrying value............................................      179,901
Plus -- estimated fair value of Jacor common stock warrants
  in excess of carrying value...............................        3,887
Less -- Jacor's net assets exchanged in the merger at
  March 31, 1999 adjusted for the elimination of
  existing net licenses and goodwill of $2,417,979..........   (1,224,041)
                                                              -----------
Estimated excess purchase price (allocated to licenses and
  goodwill).................................................  $ 5,580,054
                                                              ===========

     The estimated excess purchase price allocated to licenses and goodwill of $5,580,054 will be amortized over a 25 year period using the straight line method which will result in annual goodwill amortization of $223,202.

                            CLEAR CHANNEL AND JACOR

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                   CONDENSED FINANCIAL STATEMENTS, CONTINUED


     The unaudited pro forma combined condensed balance sheet is based on the assumption that Jacor's debt holders will accept the transfer of debt to Clear Channel. However, Clear Channel must offer to purchase all outstanding senior subordinated notes at 101% of the principal amount. Clear Channel must also offer to purchase all liquid yield option notes at their accreted value of $308.2 million. It is unlikely that the debt holders will accept Clear Channel's offer, as the fair value of this debt is greater than the required offer. If all of Jacor's debt holders would accept Clear Channel's offer, the pro forma total debt balance would decrease by $174.5 million.

     The unaudited pro forma combined condensed financial statements of operations excludes the effect of any divestiture of stations, which were required for regulatory approval, as Clear Channel intends the funds received from any divestiture to be reinvested in acquisitions of similar stations in other markets.

     The pro forma merger adjustments at March 31, 1999 are as follows:

                                                                    INCREASE
                                                                   (DECREASE)
                                                                   ----------
(a)  Increase in goodwill and licenses equal to the excess
       purchase price of the merger..............................  $2,951,677
(b)  Decrease in accumulated amortization resulting from the elimination of Jacor's existing accumulated amortization
       on goodwill...............................................     210,398
(c)  Increases in long-term debt resulting from estimated
       merger expenses...........................................      50,000
(d)  Record liquid yield option notes at estimated fair value....     179,901
(e)  Increase common stock to account for Clear Channel common
       stock given in the merger at $0.10 par value..............       5,428
(f)  Increase additional paid-in capital to account for Clear
       Channel common stock given in the merger at $69.00 per
       share less $0.10 par value ($2,963,992) plus the value of
       Jacor stock options included in the Merger ($22,966)......   2,986,958
(g)  Record common stock warrants at estimated fair value........       3,887
(h)  Eliminate Jacor's existing retained earnings balance........     (64,099)

     The pro forma merger adjustment for the three months ended March 31, 1999 and the year ended December 31, 1998 are as follows:


                                                                        INCREASE (DECREASE)
                                                                             TO INCOME
                                                                 March 31, 1999   December 31, 1998
                                                                 --------------   -----------------

(i)  Increase in amortization expense resulting from the
       additional goodwill created by the merger and a
       change in the life of goodwill amortization from 40
       years (Jacor's policy) to 25 years (Clear Channel's
       policy). This amortization expense results in a
       permanent difference and will not be deductible for
       federal income tax purposes..........................     $  (28,222)         $  121,639
(j)  Increase in interest expense associated with the
       increased long-term debt resulting from the
       estimated merger expenses of $50,000.................           (695)             (2,930)
(k)  Decrease in income tax expense associated with the tax
       effect of the additional interest expense referenced
       in note (j) at Clear Channel's effective tax rate
       of 40%...............................................            278               1,172

                            CLEAR CHANNEL AND JACOR

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                   CONDENSED FINANCIAL STATEMENTS, CONTINUED

Pro forma basic and diluted share information is as follows:

                                                                    (IN THOUSANDS)
                                                                -------------------------
                                                                3/31/99          12/31/98
                                                                -------          --------
Basic
Clear Channel pro forma weighted average shares
  outstanding...............................................    265,850          245,572
Jacor pro forma weighted average shares outstanding.........     51,303           50,389
Increase weighted average common stock outstanding to
  account for Clear Channel's common stock given in the
  merger at the exchange ratio of 1.1573151.................      8,106            8,847
                                                                -------          -------
Clear Channel and Jacor Pro Forma Merger....................    325,259          304,808
                                                                =======          =======
Diluted
Clear Channel pro forma weighted average shares
  outstanding...............................................    280,918          258,635
Jacor pro forma weighted average shares outstanding.........     62,261           54,565
Increase weighted average common stock outstanding to
  account for Clear Channel common stock given in the merger and to account for the dilution effect of Jacor's common
  stock warrants, employee stock options and other dilutive
  shares have on the Company at the exchange ratio of
  1.1573151.................................................      9,830            9,504
                                                                -------          -------
Clear Channel and Jacor Pro Forma Merger....................    353,009          322,704
                                                                =======          =======

                                 CLEAR CHANNEL

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                          YEAR ENDED DECEMBER 31, 1998

                                                                                                                1998
                                        CLEAR                                                                  CLEAR
                                       CHANNEL     UNIVERSAL      PRO FORMA        MORE        PRO FORMA      CHANNEL
                                      HISTORICAL   HISTORICAL   ADJUSTMENT(1)   HISTORICAL   ADJUSTMENT(2)   PRO FORMA
                                      ----------   ----------   -------------   ----------   -------------   ----------
Net revenue......................... $1,350,940     $55,292        $    --       $144,674      $     --      $1,550,906
Operating expenses..................    767,265      30,826             --        110,827            --         908,918
Depreciation and amortization.......    304,972      15,517          7,720         15,699        11,565         355,473
Noncash compensation expense........         --         106           (106)         3,476        (3,476)             --
Corporate expenses..................     37,825       1,414             --          5,711            --          44,950
                                       --------     -------        -------       --------      --------      ----------
Operating income (loss).............    240,878       7,429         (7,614)         8,961        (8,089)        241,565
Interest expense....................    135,766      13,159             --          3,715        22,352         174,992
Other income (expense) -- net.......     12,810         (23)            --         (9,576)           --           3,211
                                       --------     -------        -------       --------      --------      ----------
Income (loss) before income taxes...    117,922      (5,753)        (7,614)        (4,330)      (30,441)         69,784
Income tax (expense) benefit........    (72,353)         --             --         (3,301)        6,728         (68,926)
                                       --------     -------        -------       --------      --------      ----------
Income (loss) before equity in
  earnings of nonconsolidated
  affiliates........................     45,569      (5,753)        (7,614)        (7,631)      (23,713)            858
Equity in earnings (loss) of non-
  consolidated affiliates...........      8,462          --             --           (371)           --           8,091
                                       --------     -------        -------       --------      --------      ----------
Net income (loss)...................   $ 54,031     $(5,753)       $(7,614)      $ (8,002)     $(23,713)     $    8,949
                                       ========     =======        =======       ========      ========      ==========
Net income per common share:
  Basic.............................   $   0.23                                                              $     0.04
                                       ========                                                              ==========
  Diluted...........................   $   0.22                                                              $     0.04
                                       ========                                                              ==========

                                 CLEAR CHANNEL

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      STATEMENTS OF OPERATIONS, CONTINUED

UNIVERSAL MERGER

     (1) The pro forma merger adjustments for the year ended December 31, 1998 are as follows:

                                                                    INCREASE
                                                                   (DECREASE)
                                                                   IN INCOME
                                                               ------------------
(a)  Increase in amortization expense resulting from the
       additional goodwill created by the merger. ...........       $(7,720)
(b)  Decrease in noncash compensation to reverse the effect
       of Financial Accounting Standards Board Statement
       No. 123 ("FAS 123") from the statement of operations as the
       Company elected to follow Accounting Principles Board
       Opinion Number 25("APB 25") for earnings presentation and
       implemented FAS 123 for footnote disclosure only. ....           106

MORE ACQUISITION

     (2) More is headquartered in London. Accordingly, More's financial statements are reported in British Pounds. The statement of operations was translated into US Dollars using the average exchange rate for the period and the balance sheet was translated into US Dollars using the exchange rate at the end of the period. The pro forma adjustments for the year ended December 31, 1998 are as follows:

                                                                    INCREASE
                                                                   (DECREASE)
                                                                   IN INCOME
                                                               ------------------
(c)  Increase in amortization expense resulting from the
       additional goodwill created by the acquisition. ......       $(11,565)
(d)  Decrease in noncash compensation to reverse the effect
       of FAS 123 from the statement of operations as Clear
       Channel elected to follow APB 25 for earnings
       presentation and implemented FAS 123 for footnote
       disclosure only. .....................................          3,476
(e)  Increase in interest expense due to financing the
       acquisition price of More at Clear Channel's average
       interest rate of 5.78% for 1998. .....................        (22,352)
(f)  The tax effect of adjustment (d) at the 1998 UK
       statutory rate of 31.5% offset by the tax benefit of
       adjustment (e) at Clear Channel's federal U.S. tax
       rate in 1998 of 35%. .................................          6,728

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                          YEAR ENDED DECEMBER 31, 1998


                                           HISTORICAL
                                           NATIONWIDE
                                           SIX MONTHS     NATIONWIDE    ACQUISITION         1998
                               JACOR          ENDED        PRO FORMA     PRO FORMA         JACOR
                             HISTORICAL   JUNE 30, 1998   ADJUSTMENTS   ADJUSTMENTS      PRO FORMA
                             ----------   -------------   -----------   -----------      ---------
Net revenue................   $754,468       $50,171         $  --       $  8,641(e)     $813,280
Broadcast operating
  expenses.................    497,861        39,623          (738)(a)      2,548(e)(g)   539,294
Depreciation and
  amortization.............    120,392         5,044           299(a)       4,565(b)      130,300
Corporate general and
  administrative
  expenses.................     19,684         1,406            --             --(g)       21,090
                              --------       -------         -----       --------        --------
Operating income (loss)....    116,531         4,098           439          1,528         122,596
Interest expense, net......    107,295          (452)           --         14,954(c)      121,797
Gain on sale of radio
  stations.................     10,896            --            --             --          10,896
Other income (expense),
  net......................      8,910            (4)           --             --           8,906
                              --------       -------         -----       --------        --------
Income (loss) before income
  taxes and extraordinary
  items....................     29,042         4,546           439        (13,426)         20,601
Income tax (expense)
  credit...................    (28,100)       (1,546)           --          5,371(d)      (24,275)
                              --------       -------         -----       --------        --------
Income (loss) before
  extraordinary items......   $    942       $ 3,000         $ 439       $ (8,055)       $ (3,674)
                              ========       =======         =====       ========        ========
Income (loss) per common
  share:
  Basic....................   $   0.02                                                   $  (0.08)(f)
                              ========                                                   ========
  Diluted..................   $   0.02                                                   $  (0.08)(f)
                              ========                                                   ========

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                 (IN THOUSANDS)


(a) The adjustments for the six months ended June 30, 1998 represent the elimination of time brokerage agreement fees and additional depreciation and amortization expenses resulting from the allocation of Nationwide's purchase price of KXGL in San Diego.

(b) The adjustment reflects the additional depreciation and amortization expense resulting from the allocation of Jacor's purchase price to the assets acquired including an increase in property and equipment and identifiable intangible assets to their estimated fair market values.

(c) The adjustment reflects additional interest expense related to additional borrowings under Jacor's credit facility, its 8% Notes and its 4 3/4% Liquid Yield Option Notes offering completed during February of 1998 to finance, in part, the acquisition of Nationwide.

(d) To provide for the tax effect of pro forma adjustments using an assumed rate of 40%.

(e) Additional revenues and expenses related to Nationwide Stations from July 1, 1998 to the date of acquisition consummation, net of elimination of the results for the divestiture of two San Diego stations.

(f) The pro forma weighted average shares outstanding includes all shares outstanding as of December 31, 1998. The pro forma weighted averages shares outstanding of Jacor do not reflect any outstanding options and warrants or the assumed conversion of the LYON's as they are antidilutive.

(g) The Company has experienced and anticipates continuing to experience significant expense savings, which are not reflected in the pro forma statements of operations, resulting from the elimination of redundant broadcast operating expenses arising from the operation of multiple stations in broadcast areas, changes in benefit plan and compensation structures to conform with Jacor's and the elimination of Nationwide's corporate office function.

                                                 YEAR ENDED
                                              DECEMBER 31, 1998
                                              -----------------
   ESTIMATED EXPENSE SAVINGS
   Corporate general and administrative.....        $1,406
   Benefit plan expenses....................         1,741
   Commissions..............................           413
   Promotion and programming................         1,527
   Personnel reductions.....................         1,955
   Other....................................           732
                                                    ------
             TOTAL..........................         7,774
   Income Taxes.............................         3,110
                                                    ------
             TOTAL, net of taxes............        $4,664
                                                    ======

(c)   Index to Exhibits

      NONE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clear Channel Communications, Inc.

Date          May 6, 1999               By  /s/ HERBERT W. HILL, JR.
                                        Herbert W. Hill, Jr.
                                        Senior Vice President/
                                        Chief Accounting Officer